UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 9, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2006, the Board of Directors of Coldwater Creek Inc. (the “Company”) awarded Georgia Shonk-Simmons, President and Chief Merchandising Officer, a special bonus of $150,000 based on the Company’s first quarter performance.

Item 8.01	Other Events

At the Company’s 2006 Annual Stockholders Meeting held on June 10, 2006, the stockholders of the Company approved (1) the election of Dennis C. Pence and Robert H. McCall as Class III directors to the Board; (2) the Company’s 2006 Employee Stock Purchase Plan and the reservation of 1,800,000 shares of Common Stock for issuance there under; (3) an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares; and (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: June 14 , 2006	/s/ Dennis Pence
Dennis Pence, Chairman and Chief Executive Officer